Exhibit 10.1

AGREEMENT TO REPAY DEFERRED COMPENSATION PAYMENTS

This Agreement dated as of the last date set forth on the signature page hereto (the “Effective Date”) is entered into between and among Roger G. Little (“Little”) an individual, David R. Blouin (“Blouin”), an individual, Blouin & Company, Inc. (“Blouin & Company”), a Massachusetts corporation, and Spire Corporation (“Spire” and, with Little, the Trust, Blouin and Blouin & Company, each a “Party” and collectively the “Parties”), a Massachusetts corporation.

WHEREAS, in connection with Little’s services to Spire, Little asserts he was entitled, pursuant to that certain Spire Corporation Non-Qualified Deferred Compensation Plan for Roger Little (the “Deferred Compensation Plan”), to receive, and did receive from a trust established solely for the purpose of holding and disbursing funds in connection with the Deferred Compensation Plan (the “Plan Trust”), payment of $2,164,534 in cash and 845,241 shares of Spire stock as deferred compensation (the “Deferred Compensation Payment”); and

WHEREAS, Blouin, individually and through Blouin & Company, served as trustee of the Plan Trust; and

WHEREAS, By letter date December 11, 2015, Spire made demand for return of the Deferred Compensation Payment and raised certain concerns about Little’s unconditional right to the Deferred Compensation payment; and

WHEREAS, Little has certain claims (the “Little Claims”) against Spire for monies owed; and

WHEREAS, as set forth herein, Little has agreed to repay to Spire, and Spire has agreed to accept repayment of, the Deferred Compensation Payment.

NOW, THEREFORE, in consideration of the mutual covenants and promises among the Parties hereto, for good and valuable consideration, and without admission of liability by any Party, the Parties hereto execute the following mutual, general releases in favor of the Parties:

1.     Deferred Compensation Repayment. Little shall repay the Deferred Compensation payment in full, comprised of $2,164,534 in cash (“Deferred Compensation Repayment”) and return of the 845,241 shares of stock in Spire received as the Deferred Compensation Payment by Little in May 2014. As set forth herein, Little shall make the Deferred Compensation Repayment to Spire through the Plan Trust. Spire agrees to pay from the Deferred Compensation Repayment the reasonable expenses incurred by Blouin and Blouin & Company in his capacity as trustee in administering the Plan Trust during this process from the Deferred Compensation Repayment. Notwithstanding the foregoing, Little retains all of his rights under the Deferred Compensation Plan to the extent Spire, at some later date, makes a determination that Little is entitled to any funds remaining in the Plan Trust.

2.     Payment of Little Claims. Spire shall satisfy in full all of the Little Claims in the aggregate amount of $1,334,363, from the Deferred Compensation Repayment. For administrative ease, the amount of the Little Claims shall be offset from the Deferred Compensation Repayment and the balance, as described below, will be funded to the Plan Trust. The Little Claims include, without limitation: all amounts due from Little’s secured loan to Spire; Little’s loan to Spire in connection with the company’s asset sale; and obligations paid on behalf of Spire under its lease with SPI-Trust.

3.     Balance of the Deferred Compensation Repayment. As soon as practicable and no later than three (3) business days after the delivery of the Formal Declaration of Insolvency referenced below, Little shall repay by wire transfer the balance of the Deferred Compensation Repayment, $820,171 in cash (“DCR Balance”) after offset of the Little Claims to the Plan Trust for the purpose of effecting disbursements to Spire’s creditors as set forth herein as directed by Spire in its sole discretion.

4.     Formal Determination of Insolvency. Immediately upon execution of this Agreement, Spire shall present a formal determination of insolvency (the “Formal Declaration of Insolvency”) to Blouin in his capacity as trustee of the Plan Trust.

5.     Schedule of Assenting Creditors. Spire shall prepare and provide an accurate, updated schedule of Assenting Creditors to Blouin as Trustee of the Plan Trust as of the date of this Agreement.

6.     Disbursing Agent. Spire will retain Capstone Partners or its designee to act as disbursing agent (the “Agent”) for the purpose of making all payments to creditors, including administrative expenses incurred by Spire during its wind down as set forth herein.

7.     Certification of Payments out of the Plan Trust. Spire’s board shall certify all transfers of funds it requires to be made out of the Plan Trust to the Agent for whatever purpose (“Certification of Transfers”), including, without limitation any requests for payments to creditors (“Creditor Payments”) or administrative expenses incurred by Spire during its wind down (“Wind Down Expenses”). With respect to the Wind Down Expenses, Spire shall use its best efforts to provide Blouin in his capacity as Trustee of the Plan Trust with a budget for estimated costs of all Wind Down Expenses. Notwithstanding the foregoing, Blouin as Trustee of the Plan Trust shall have no independent obligation or authority to approve any request for payment set forth in any Certification of Transfers and shall rely solely on the representations of Spire and/or the Agent in making any transfers upon receipt of any Certification of Transfer.

8.      Disbursement of Spire’s Assets and Proce eds Dur ing the Wind Down . To the extent Spire sells assets and/or realizes any unencumbered income or revenue from any source during the Wind Down, the Parties agree that Spire will look first to those funds to satisfy any outstanding administrative expenses. If at the conclusion of the Wind Down, as determined by Spire in its sole discretion, any funds not used to satisfy Creditor Payments or Wind Down Expenses shall be paid to Little through the Plan Trust under his Deferred Compensation agreement.

9.     Releases. The Parties will execute mutual releases (the “Releases”) in substantially the form attached here as Exhibit A. As set forth more fully in the Releases, and except as expressly set forth in the Releases and as may be required by applicable law, the Parties agree to keep confidential and not disclose any information relating to the subject matter of this Agreement.

10.     Escrow of Documents. Signed documents effecting the terms and conditions of this Agreement shall be held in escrow by counsel to Little until Spire’s receipt from the Plan Trust in the approximate amount of $745,000 for the company’s initial planned funding of Creditor Payments and Wind Down Expenses. The aforesaid approximate $745,000 shall be wired as soon as practicable and no later than three (3) business days after receipt by Blouin as Plan Trustee of the Certification of Transfer from Spire.

11.     Miscellaneous. The Parties agree that this Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to choice or conflict of law principles. In the event that any provision contained in this Agreement shall, to any extent, be deemed invalid, illegal or unenforceable, the remainder of this Agreement shall not be affected thereby and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted. Any modifications or waiver of the terms set forth in this Agreement must be in writing and signed by parties. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original. The parties agree to execute any such other or further documents as may be required to effectuate the terms set forth in this Agreement.

Signed under seal on the date(s) set forth below.

ROGER G. LITTLE,		SPIRE COMPANY,

By: /s/ Roger G. Little	By:	/s/ RW LaFavre
Name		Name: RW LaFavre
Date:		Title: CEO
Date: June 10, 2016

DAVID R. BLOUIN,	BLOUIN & COMPANY, INC.,

/s/ David R. Blouin	/s/ David R. Blouin
Name: David R. Blouin	Name: David R. Blouin
Date: June 13, 2016	Title: President
Date: June 13, 2016